UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2022

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation)

001-37747

(Commission File Number)

04-3291176

(IRS Employer Identification No.)

437 Madison Avenue

New York, New York, 10022

(Address of principal executive offices, including zip code)

(212) 328-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MFIN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 1, 2022, the Board of Directors (the “Board”) of Medallion Financial Corp. (the “Company”) approved the adoption of the Company’s Annual Short Term Incentive Plan (the “Incentive Plan”). The Incentive Plan is a cash-based incentive program that is intended to attract, retain, motivate and reward employees by providing executive officers and key employees of the Company and its subsidiaries with the opportunity to earn competitive compensation directly linked to the Company’s performance.

The Compensation Committee of the Board (the “Committee”) is responsible for administering the Incentive Plan and will (1) designate employees to be participants under the Incentive Plan, (2) establish individual target bonus award opportunities for participants and (3) establish performance goals upon achievement of which the individual awards will be based. The Committee may also delegate some or all of its authority or administrative responsibilities under the Incentive Plan to such individual or individuals who are not members of the Committee as it deems necessary or appropriate.

Pursuant to the Incentive Plan, an individual target award opportunity will based on a percentage of a participant’s base earnings. The Committee will establish performance objectives, which will be based upon specified levels of or increases in one or more of the following business criteria set forth in the Incentive Plan, including (i) earnings, including net earnings, total earnings, operating earnings, earnings growth, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share of stock (which may exclude nonrecurring items); (ii) pre-tax income or after tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth, or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, return on equity, financial return ratios, or internal rates of return; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital, working capital turnover; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) balance sheet measurements; (xiv) cumulative earnings per share of stock growth; (xv) operating margin, profit margin, or gross margin; (xvi) stock price or total stockholder return; (xvii) cost or expense targets, reductions and savings, productivity and efficiencies; (xviii) asset growth, sales or sales growth; (xix) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures, and similar transactions, and budget comparisons; (xx) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, the formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; (xxi) billings, billings growth, or rate of billings; and (xxii) such other criteria as may be determined by the Committee. Performance goals may be established on a Company-wide basis, project or geographical basis or with respect to one or more business units, divisions, lines of business, subsidiaries, products, or other operational units or administrative departments of the Company (or in combination thereof) or may be related to the performance of an individual participant.

Pursuant to the Incentive Plan, the Committee will determine, for each applicable performance goal, the award level and payout achieved as a percentage of the participant’s target bonus award opportunity, and the actual bonus payment with respect to a bonus award may range from 50% to 200% of the participant’s target bonus. Participants must commence employment on or prior to October 1 of the plan year to be eligible for a bonus award opportunity for such plan year, and generally must be employed with the Company and its subsidiary through the payment date to receive the bonus payment. In the event that a participant ceases to be employed by the Company or its subsidiary due to the participant’s death or disability, such participant’s bonus payment for the plan year in which the participant’s employment terminates will be pro-rated based on the date of termination and based on the actual performance factor approved by the Committee for such plan year. For any participant who ceases to be employed by the Company or its subsidiary due to the participant’s retirement, as approved by the Committee, such participant will be eligible to receive a bonus payment if the participant is actively employed through December 31 of the plan year.

The foregoing description is qualified in its entirety by reference to the text of the Incentive Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Medallion Financial Corp. Annual Short Term Incentive Plan, adopted by the Board of Directors on June 1, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2022	MEDALLION FINANCIAL CORP.

	By	/s/ Anthony N. Cutrone
	Name:	Anthony N. Cutrone
	Title:	Chief Financial Officer